Exhibit 24.2

POWER OF ATTORNEY

The undersigned officer of Langer, Inc., a Delaware corporation, hereby severally constitutes and appoints W. Gray Hudkins as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to Registration Statement No. 333-139882 filed by Langer, Inc., a Delaware corporation, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Date: April 8, 2008	/s/ Peter A. Asch
Peter A. Asch